Preliminary Copy -- To Be Filed With the Securities and Exchange Commission


                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

-------------------------------------------------------------------------------
                       OPPENHEIMER QUEST VALUE FUND, INC.
-------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ______________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          ______________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          ______________________________________________________________

     (5)  Total fee paid:
          ______________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ___________________________________

     (2)  Form, Schedule or Registration Statement No.:
          ___________________________________

     (3)  Filing Party:
          ___________________________________

     (4)  Date Filed:
          _______________________________

                      OPPENHEIMER QUEST VALUE FUND, INC.
                            Two World Trade Center,
                         New York, New York 10048-0203

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held March 17, 2000

                               ----------------

   Notice is hereby given that a Special Meeting of Shareholders of Oppenheimer Quest Value Fund, Inc. (the "Fund"), will be held (the "Meeting") at 6803 South Tucson Way, Englewood, Colorado, 80112, on March 17, 2000, at 10:00 a.m., Denver time, for the following purposes:

  1.To approve or disapprove a new subadvisory agreement between OppenheimerFunds, Inc. (the "Manager") and OpCap Advisors (the "Subadviser"); and

  2.To transact such other business as may properly come before the Meeting, or any adjournments thereof.

   Shareholders of record of the Fund as of the close of business on December 22, 1999 are entitled to notice of and to vote at the Meeting. If you cannot be present in person, management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

   In the event that the necessary quorum to transact business or the vote required to approve or reject Proposal 1 is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1 and will vote against any such adjournment those proxies to be voted against that Proposal. If you have any questions regarding the enclosed proxy materials, please contact the proxy solicitor, D.F. King & Co., Inc. at 1-800-549-6650.

                                          By Order of the Board of Directors,

                                          Andrew J. Donohue, Secretary

February ___, 2000

                      OPPENHEIMER QUEST VALUE FUND, INC.
                            Two World Trade Center,
                         New York, New York 10048-0203

                               ----------------

                        Special Meeting of Shareholders
                           To Be Held March 17, 2000

                               ----------------

   This Proxy Statement is being furnished to the shareholders ("Shareholders") of Oppenheimer Quest Value Fund, Inc. (the "Fund"), in connection with the solicitation by the Board of Directors of the Fund (the "Board") of proxies to be used at the meeting of Shareholders of the Fund to be held at 6803 South Tucson Way, Englewood, Colorado, 80112, at 10:00 a.m., Denver time, on March 17, 2000 (the "Meeting"), or any adjournments thereof. It is expected that the mailing of this Proxy Statement will be made on or about February 16, 2000.

   If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted in favor of Proposal 1 set forth in the attached Notice of Special Meeting of Shareholders. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

   All expenses relating to the Meeting will be borne by PIMCO Advisors L.P. ("PIMCO Advisors"), and Allianz of America, Inc. ("Allianz of America"). None of the expenses relating to the Meeting will be borne by the Fund. Expenses of
the Meeting are expected not to exceed $           and include: the cost of
printing and distributing these proxy materials; the solicitation of proxies by mail and by officers or employees of the Fund's transfer agent, personally or by telephone or telegraph; and any requirement that brokers, banks and other fiduciaries forward soliciting material to their principals and obtain authorization for the execution of proxies. The Company has retained D.F. King & Co., Inc., a proxy solicitor, to assist in the solicitation of proxies primarily by contacting Shareholders by telephone and telecopy. The cost of such proxy solicitor shall be $3,000 plus reasonable out-of-pocket expenses. The cost of such proxy solicitor will be deemed an expense of the Meeting.

   Shareholders may be called to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate Shareholders' identities, to allow Shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. Shareholders voting by telephone would be asked for their social security number or other identifying information and would be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the Shareholders' instructions have been recorded correctly they will receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. Although a Shareholder's vote may be taken by telephone, each Shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed proxy card.

   Shares Outstanding and Entitled to Vote. The Board has fixed the close of business on December 22, 1999 as the record date (the "Record Date") for the determination of Shareholders entitled to notice of, and to vote at, the Meeting. The table below sets forth the number of shares outstanding for each Class of shares of the Fund as of the Record Date.

   As of the Record Date, the following entities were known to own of record 5% or more of the outstanding shares of a Class of the Fund: Class A--Unified Fund Services Inc., attn: Recon, 431 N. Pennsylvania St.,

Indianapolis, IN 46204-1806, owned approximately 5.45% (2,444,843.864); Class B--MLPF&S For the Sole Benefit of its Customers, attn: Fund Admn #97CL1, 4800 Deer Lake Dr. E. Fl. 3, Jacksonville, Fl. 32246-6484, owned approximately 5.81% (1,534,157.043); Class C--MLPF&S For the Sole Benefit of its Customers, attn: Fund Admn #97HY0, 4800 Deer Lake Dr. E. Fl. 3, Jacksonville, Fl. 32246-6484, owned approximately 9.92% (649,028.899); and Class Y--Mass Mutual Life Insurance Co., Separate Investment Account, attn: Monica Margeson N-328, 1295 State St., Springfield MA 01111-0001, owned approximately 94.61% (693,376.078), and Investor Bank & Trust TRS, FBO Kaiser Aerospace & Elect PSP, attn: MassMutual Outside Funds, P.O. Box 9130, Boston MA 02117-9130, owned approximately 5.38% (39,458.677). No person was known to own beneficially 5% or more of the outstanding shares of any Class of the Fund. As of the Record Date, the Directors and the officers of the Fund as a group owned less than 1% of the outstanding Class A shares of the Fund, and did not own any Class B, Class C or Class Y shares of the Fund.

                                                               Number of Shares
                                                               Outstanding as of
                                                               December 22, 1999
   Class of the Fund:                                            (Record Date)
   ------------------                                          -----------------
   Oppenheimer Quest Value Fund, Inc. Class A.................  44,662,395.528
   Oppenheimer Quest Value Fund, Inc. Class B.................  26,319,489.541
   Oppenheimer Quest Value Fund, Inc. Class C.................   6,488,120.682
   Oppenheimer Quest Value Fund, Inc. Class Y.................     732,872.054

             APPROVAL OR DISAPPROVAL OF NEW SUBADVISORY AGREEMENT

   Background. The Fund has entered into an investment advisory agreement with OppenheimerFunds, Inc. (the "Manager"), the business address of which is Two World Trade Center, New York, New York 10048. The distributor of the Fund is OppenheimerFunds Distributor, Inc., at the same address as the Manager.

   The Manager has entered into a subadvisory agreement (the "Current Subadvisory Agreement") with OpCap Advisors (the "Subadviser").

   The Subadviser is a wholly-owned subsidiary of Oppenheimer Capital which, in turn, is a wholly-owned subsidiary of PIMCO Advisors, a registered investment adviser.

   The Current Subadvisory Agreement, as required by Section 15 of the Investment Company Act of 1940, as amended (the "1940 Act" or, the "Investment Company Act"), provides for its automatic termination in the event of its assignment. Any change in control of the Subadviser is deemed to result in an assignment of the Current Subadvisory Agreement. The Subadviser will undergo a change in control as a result of the consummation of a proposed transaction (the "Transaction") pursuant to which Allianz of America, a wholly-owned subsidiary of Allianz AG, the world's second largest insurance group as measured by premium income, would acquire majority ownership of the Subadviser's parent, PIMCO Advisors. A more detailed description of the Transaction is attached as Exhibit A. The Transaction would cause the automatic termination of the Subadviser's Current Subadvisory Agreement. The Board of Directors has approved the Manager's entering into a new subadvisory agreement with the Subadviser (the "New Subadvisory Agreement") with respect to the Fund. The Investment Company Act requires that the New Subadvisory Agreement be approved by the Fund's Shareholders in order for it to become effective. As more fully explained below, the Board of Directors, including all of the independent directors, recommends that the Shareholders of the Fund approve the New Subadvisory Agreement between the Manager and the Subadviser. The New Subadvisory Agreement is substantially identical to the Current Subadvisory Agreement. If the Transaction is not completed for any reason, the Current Subadvisory Agreement will remain in effect. The Subadviser does not anticipate that the Transaction will have any adverse effect on the performance by the Subadviser of its obligations as subadviser to the Fund.

   Approval of New Subadvisory Agreement. The Board met in person for the purpose of considering whether it would be in the best interests of the Fund and its Shareholders to approve the New Subadvisory

Agreement between the Manager and the Subadviser. Assuming the Fund's Shareholders approve the New Subadvisory Agreement, the agreement would become effective upon the consummation of the Transaction. At its meeting and for reasons discussed below (see "The Board's Considerations"), the Board, including all of the Directors who are not "interested persons," as defined in the 1940 Act, of the Fund, the Manager or the Subadviser (the "Independent Directors"), by the unanimous vote of those present, approved the New Subadvisory Agreement and recommended its approval by the Shareholders, in order to assure continuity of investment advisory services to the Fund after the Transaction. The New Subadvisory Agreement is attached hereto as Exhibit B.

   The terms of the New Subadvisory Agreement, including fees payable to the Subadviser by the Manager thereunder, are identical, in all material respects, to those of the Current Subadvisory Agreement, except for the dates of effectiveness and termination. There is no change in the fees payable by the Fund. The terms of the Current Subadvisory Agreement are fully described below. If approved by Shareholders, the New Subadvisory Agreement will expire on December 31, 2000. The New Subadvisory Agreement will continue in effect from year to year thereafter if such continuance is granted by the Board or by a majority of the outstanding voting securities (as defined below) of the Fund, and, in either event, by the vote cast in person of a majority of the Independent Directors. In the event that Shareholders of the Fund do not approve the New Subadvisory Agreement, the Current Subadvisory Agreement will remain in effect until the Transaction is consummated and the Board will take such action, if any, as it deems to be in the best interests of the Fund and its Shareholders. In the event that the Transaction is not consummated, the Subadviser will continue to provide services to the Fund in accordance with the terms of the Current Subadvisory Agreement for such periods as may be approved at least annually by the Board, including a majority of the Independent Directors.

   The Current Subadvisory Agreement. The Current Subadvisory Agreement provides that the Subadviser shall regularly provide investment advice for the Fund and supervise the investment and reinvestment of the Fund's assets, including, but not limited to, placing purchase and sale orders for the Fund's securities transactions. The Subadviser pays the expenses incurred in providing services in connection with the Current Subadvisory Agreement, including, but not limited to, the salaries, employment benefits and other related costs of those of its personnel engaged in providing investment advice to the Fund, including, without limitation, office space, office equipment, telephone and postage costs and other expenses.

   In return for the services it renders under the Current Subadvisory Agreement, the Subadviser is paid by the Manager monthly compensation equal to 40% of the investment advisory fee collected by the Manager from the Fund with respect to the total net assets of the Fund up to those existing on November 22, 1995 (the "base amount") plus 30% of the investment advisory fee collected by the Manager based on the total net assets of the Fund that exceed the base amount, in each case calculated after any waivers, voluntary or otherwise. Under the Investment Advisory Agreement for the Fund, the Fund accrues to the Manager an annual investment advisory fee, calculated daily and payable monthly, of 0.75% of the first $400 million of the Fund's net assets, 0.70% of the next $400 million of the Fund's net assets, and 0.65% of the Fund's net assets over $800 million. For the fiscal year ended October 31, 1999, the Subadviser was paid a fee of $4,859,175 with respect to the Fund. In order to improve the performance, and lower the operating expenses, of the Fund, the directors requested that the Manager and Subadviser, and each have voluntarily agreed to, waive fees at an annual rate equal to 0.05% of the Fund's average daily net assets for the quarter ending March 31, 2000 and, in each subsequent quarter that the Fund's trailing one year performance during the previous quarter may be in the fourth or fifth quintiles, respectively, of an agreed Lipper peer group, to waive fees in that quarter at the annual rate of 0.05% or 0.10%, respectively. The foregoing waiver is voluntary and may be terminated by the Manager or Subadviser at any time.

   The Current Subadvisory Agreement provides that in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations, the Subadviser shall not be liable to the Manager for any act or omission in the course of or connected with rendering services under the Current Subadvisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

   The Current Subadvisory Agreement may be terminated by the Fund at any time without penalty upon 60 days' written notice to the other party. Termination by the Fund must be approved by the vote of a majority of the Directors or by vote of a majority of the outstanding shares of the Fund. The Current Subadvisory Agreement will terminate in the event of an "assignment," as required by the Investment Company Act. Under certain circumstances, the Manager would be obligated to pay the Subadviser an amount equal to the subadvisory fee until November 22, 2005.

   The Current Subadvisory Agreement was last approved by the Board on December 7, 1999 and last approved by the Shareholders on April 30, 1997.

   The Subadviser. The Subadviser is an indirect wholly-owned subsidiary of PIMCO Advisors, a registered investment adviser with approximately $260 billion in assets under management through various subsidiaries and affiliates.

   Exhibit C to this Proxy Statement lists the investment companies for which the Subadviser serves as an investment adviser and which have investment objectives similar to those of the Fund, and sets forth the advisory fees payable by such companies, as well as their approximate net assets as of most recent fiscal year end.

   The principal Executive Officers and Directors of the Subadviser and their principal occupations are respectively as follows: Joseph M. LaMotta, Chairman Emeritus of the Board of Directors; Kenneth Poovey, Chief Executive Officer; Colin Glinsman, Chief Investment Officer; Mark Degenhart, Vice President and Portfolio Manager; Louis Goldstein, Vice President and Portfolio Manager; Bernard H. Garil, Vice President; Richard Glasebrook, Vice President and Portfolio Manager; Alan Gutmann, Vice President and Portfolio Manager; James Sheldon, Vice President and Portfolio Manager; Vikki Hanges, Vice President and Portfolio Manager; Timothy McCormack, Vice President and Portfolio Manager; Francis C. Poli, Secretary; Maria Camacho, Assistant Secretary; Brian Shlissel, Assistant Treasurer and Lawrence Becker, Treasurer. Mr. Shlissel is expected to replace Mr. Becker as treasurer at or prior to the consummation of the Transaction. The business address of the Subadviser and each of the foregoing individuals is 1345 Avenue of the Americas, New York, New York 10105-4800.

   The Board's Considerations. The Board has determined that continuity and efficiency of portfolio management services after the Transaction can best be assured by approving the New Subadvisory Agreement. The Board believes that the New Subadvisory Agreement will enable the Fund to continue to obtain subadvisory services of high quality at costs which it deems appropriate and reasonable and that approval of the New Subadvisory Agreement is in the best interests of the Fund and its Shareholders.

   In evaluating the New Subadvisory Agreement, the Board requested and reviewed, with the assistance of independent legal counsel, materials furnished by the Subadviser, Allianz AG ("Allianz") and Lipper Analytical Services, Inc. ("Lipper"). These materials included financial statements as well as other written information regarding Allianz and its personnel, operations, and financial condition. Consideration was given to comparative performance and cost information concerning other mutual funds with similar investment objectives, including information prepared by Lipper. The Board also reviewed and discussed the terms and provisions of the New Subadvisory Agreement and compared it to the Current Subadvisory Agreement as well as the arrangements of other mutual funds, particularly with respect to the allocation of various types of expenses, levels of fees and resulting expense ratios. The Board evaluated the nature and extent of services provided by other investment advisers to their respective funds and also considered the benefits the Subadviser obtains from its relationship with the Fund and the economies of scale in costs and expenses to the Subadviser associated with its providing such services. The Board also met with a representative of Allianz to discuss their current intentions with respect to Oppenheimer Capital and the Subadviser.

   Allianz has advised Oppenheimer Capital, the Subadviser, the Manager and the Board that it does not presently intend for the Transaction to affect the future management of Oppenheimer Capital and its subsidiary, the Subadviser. In addition, Allianz has advised Oppenheimer Capital, the Subadviser, the Manager and the

Board that it presently anticipates that the senior portfolio management teams of Oppenheimer Capital and the Subadviser will continue in their present capacities and that Oppenheimer Capital and the Subadviser will be able to continue to provide advisory and management services with no material changes in operating conditions. Allianz has represented to Oppenheimer Capital, the Subadviser, the Manager and the Board that the eligibility of the Subadviser, under the Investment Advisers Act of 1940, to serve as a subadviser will not be affected by the Transaction and that the Transaction will not affect the ability of the Subadviser to fulfill its obligations under the New Subadvisory Agreement.

   The Board considered, with their counsel: (i) the quality of the operations and services which have been provided to the Fund by the Subadviser and which are expected to continue to be provided after the Transaction, with no change in contractual fee rates, (ii) the waiver of a portion of its fees voluntarily granted by the Subadviser at the request of the Board in order to improve investment performance and reduce expenses, (iii) the overall experience and reputation of the Subadviser in providing such services to investment companies, and the likelihood of its continued financial stability, (iv) the capitalization of Allianz, (v) the aspects of the Transaction that would affect the ability of the Subadviser to retain and attract qualified personnel and (vi) the benefits of continuity in the services to be provided under the New Subadvisory Agreement. The Board did not give greater weight to any one factor than to the other factors they considered. Based upon its review, the Board concluded that the terms of the New Subadvisory Agreement are reasonable, fair and in the best interests of the Fund and its Shareholders, and that the fees provided therein are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Accordingly, the Board concluded that continuing to retain OpCap Advisors as subadviser to the Fund after the Transaction is desirable and in the best interests of the Fund and its Shareholders. Based on these and other considerations, the Board unanimously recommended approval of the New Subadvisory Agreement and its submission to the Shareholders for their approval. Assuming the Fund's Shareholders approve the New Subadvisory Agreement, the agreement would become effective upon the consummation of the Transaction. The New Subadvisory Agreement will continue in effect until December 31, 2000, and thereafter may be renewed as described above.

   Vote Required. The New Subadvisory Agreement cannot be implemented unless approved at the Meeting by a majority of the outstanding voting securities of the Fund; the Classes do not vote separately. Such a majority means the affirmative vote of the holders of (a) 67% or more of the shares of the Fund present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding shares are so present, or (b) more than 50% of the outstanding shares of the Fund, whichever is less.

   The Board unanimously recommends that Shareholders vote FOR approval of the New Subadvisory Agreement.

                            ADDITIONAL INFORMATION

   In the event that the necessary quorum to transact business or the vote required to approve or reject the Proposal described in this Proxy Statement is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies required to be voted against the Proposal.

   Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted under applicable rules) as record holder vote such shares on the Proposal in the same proportion as that broker-dealer votes street account shares for which voting instructions were received in time to be voted. A "broker non-vote" is deemed to exist when a proxy received from a broker indicates that the broker does not have discretionary authority to vote the shares on that matter. Abstentions and "broker non-votes" will be counted as present for purposes of determining a quorum and will have the same effect as a vote against the Proposal.

                             SHAREHOLDER PROPOSALS

   The Fund does not hold regular Shareholders' meetings. Proposals of Shareholders intended to be presented at the next meeting of Shareholders must be received a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.

                            REPORTS TO SHAREHOLDERS

   The Annual Report for the Fund's fiscal year ended October 31, 1999 has been sent previously to Shareholders and is available without charge upon request by telephone -- call OppenheimerFunds Services toll-free: 1-800-525-7048, by mail -- write to: OppenheimerFunds Services, P.O. Box 5270, Denver, Colorado 80217-5270, or on the Internet -- send a request by e-mail to: www.oppenheimerfunds.com.

                          INTEREST OF CERTAIN PERSONS

   The Subadviser and certain of its directors, officers, and employees, including the Fund's portfolio managers, may be deemed to have an interest in the Proposal described in this Proxy Statement to the extent that failure to approve it may affect its and their compensation. In addition, certain officers of the Subadviser and its parents have ownership or compensation arrangements such that they would benefit if the Transaction is consummated. Such companies and persons may thus be deemed to derive benefits from the approval by Shareholders of such Proposal.

                                OTHER BUSINESS

   The management of the Fund knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote all shares that they are entitled to vote on any such matter, utilizing such proxy in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          Andrew J. Donohue
                                          Secretary

                                                                      EXHIBIT A

   Description of the Transaction. On October 31, 1999, PIMCO Advisors, its two general partners, PIMCO Advisors Holdings L.P. ("PAH") and Partners GP, certain of their affiliates, Allianz of America and certain other parties named therein entered into an Implementation and Merger Agreement (the "Merger Agreement") pursuant to which Allianz of America will acquire majority ownership of PIMCO Advisors.

   The Merger Agreement provides for the acquisition of PAH by Allianz of America through a merger of a subsidiary of Allianz of America with and into PAH. In the merger, each of the outstanding limited partnership and general partner units in PAH will be converted into the right to receive in cash an amount per unit equal to $38.75, subject to downward adjustment if the aggregate annualized investment advisory and subadvisory fees for all accounts managed by PIMCO Advisors and its subsidiaries, expressed as a "revenue run-rate," declines (excluding market-based changes) below a specified level (the "Unit Transaction Price"). In no event will the Unit Transaction Price be reduced below $31.00 per unit. As a result of the merger, PAH will become a wholly-owned subsidiary of Allianz of America.

   Following the merger, subsidiaries of Allianz of America will, in a series of transactions, acquire for cash additional partnership interests in PIMCO Advisors (the "PA Units"), bringing its ownership interest in PIMCO Advisors to approximately 70%, including the approximately 44% interest held through PAH. As part of these transactions, a subsidiary of Allianz of America will acquire Partners GP through an acquisition of the managing general partner interest in Partners GP from PPLLC (the managing general partner of Partners
GP) for approximately $5.5 million and of the member interests in Partners GP that are indirectly owned by Pacific Life Insurance Company ("Pacific Life"). Pacific Life, which through subsidiaries owns approximately a 30% interest in PIMCO Advisors, will maintain an indirect interest in PIMCO Advisors following the closing. In connection with the closing, Allianz of America will enter into a put/call arrangement for the eventual disposition of Pacific Life's indirect interest in PIMCO Advisors.

   The put option held by Pacific Life will allow it to require Allianz of America, on the last business day of each calendar quarter following the closing, to purchase at a formula-based price all of the PIMCO Advisors' units owned directly or indirectly by Pacific Life. The call option held by Allianz of America will allow it, beginning January 31, 2003 or upon a change of control of Pacific Life, to require Pacific Life to sell or cause to be sold to Allianz of America, at the same formula-based price, all of the PIMCO Advisors' units owned directly or indirectly by Pacific Life.

   As a result of the Transaction, as contemplated by the Merger Agreement, Allianz of America will control PIMCO Advisors, having acquired approximately 70% of the outstanding partnership interests in PIMCO Advisors while the remainder will continue to be held indirectly by Pacific Life. The Transaction is expected to be completed by the end of the first quarter of 2000, although there is no assurance that the Transaction will be completed.

   Completion of the Transaction is subject to a number of conditions customary to transactions of this kind, including, among others, (i) the approval of the public unitholders of PAH, (ii) the receipt of certain regulatory approvals and (iii) PIMCO Advisors' revenue run-rate for all accounts managed by PIMCO Advisors and its subsidiaries being at least 75% of the September 30, 1999 amount. PIMCO Advisors has agreed to use its reasonable best efforts to obtain, prior to completion of the Transaction, the approval of the New Subadvisory Agreement by the Shareholders of the Fund. In the event the New Subadvisory Agreement is not approved by the Fund's Shareholders and the Transaction is completed, the Board of Directors of the Company will consider appropriate action with respect to the Fund.

   Certain key employees of Oppenheimer Capital and the Subadviser will continue to receive payments in respect of previously existing non-competition arrangements following the acquisition by Allianz of America of the PA Units on which such arrangements were based.

   Description of Allianz and Its Affiliates. Allianz AG, the parent of Allianz of America, is a publicly-traded German Aktiengesellschaft (a German publicly-traded company) which, together with its subsidiaries, comprises the world's second largest insurance group as measured by premium income. Allianz AG is a leading provider of financial services, particularly in Europe, and is represented in 68 countries world-wide through subsidiaries, branch and representative offices, and other affiliated entities. The Allianz group currently has assets under management of more than $390 billion, and in its last fiscal year wrote approximately $50 billion in gross insurance premiums. After completion of the Transaction, PIMCO Advisors and the Allianz Group combined will have over $650 billion in assets under management. Allianz AG's address is: Koniginstrasse 28, D-80802, Munich, Germany.

   Significant institutional shareholders of Allianz AG currently include, among others, Dresdner Bank AG, Deutsche Bank AG, Munich Re, and HypoVereinsbank. These entities, as well as certain broker-dealers that might be deemed to be controlled by or affiliated with these entities, such as Bankers Trust Company, BT Alex. Brown Incorporated, and Deustche Bank Securities, Inc. and Dresdner Kleinwort Benson North America LLC, may be considered as "Affiliated Brokers." Once the Transaction is completed, absent an SEC exemption or other relief, the Funds would generally be precluded from effecting principal transactions with the Affiliated Brokers, and its ability to purchase securities from underwriting syndicates including an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions would be subject to restrictions. The Subadviser does not believe that applicable restrictions on transactions with the Affiliated Brokers described above will materially adversely affect its ability, post-closing, to provide services to the Fund, the Fund's ability to take advantage of market opportunities, or the Fund's overall performance.

   Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser or any affiliated persons to receive any amount or benefit in connection with a change of control of the investment adviser to an investment company as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on investment company clients of the adviser as a result of the transaction, or any express or implied terms, conditions or understandings applicable to the transaction. The term "unfair burden" (as defined in the 1940 Act) includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any "interested person" (as defined in the 1940 Act) (an "Interested Person") of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from such an investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any other person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company. The Board of Directors of the Company has been advised that neither the Subadviser nor Oppenheimer Capital is aware of any circumstances arising from the Transaction that might result in an unfair burden being imposed on the Fund. Allianz and each of the other parties to the Merger Agreement have agreed to use their reasonable best efforts to assure compliance with Section 15(f) as it applies to the Transaction during such two-year period.

   The second condition of Section 15(f) is that during the three-year period after the transaction, at least 75% of each such investment company's board of trustees or directors must not be Interested Persons of the investment adviser (or predecessor or successor adviser). The composition of the Company's Board of Directors currently satisfies this condition. Moreover, Allianz has agreed with other parties to the Merger Agreement that they will use their reasonable best efforts to comply with such 75% requirement during such three-year period through one or more intermediaries.

   Post-Transaction Structure and Operations. Upon completion of the Transaction, PIMCO Advisors and its subsidiaries, including Oppenheimer Capital and the Subadviser, will be controlled by Allianz of America. Allianz of America will control PIMCO Advisors through its managing member interest in Pacific-Allianz Partners LLC ("PacPartners LLC"), which will be the sole general partner of PIMCO Advisors following the Transaction. While Allianz of America will control PacPartners LLC, Pacific Life will hold a portion of its continuing interest in PIMCO Advisors through an interest in PacPartners LLC. Allianz of America, through subsidiaries, will be the managing member of PacPartners LLC and will have full authority and control over all actions taken by PacPartners LLC as the general partner of PIMCO Advisors, provided that Pacific Life's consent is required for certain extraordinary actions.

   Operationally, Oppenheimer Capital and the Subadviser are expected to become a unit of Allianz Asset Management ("AAM"), the division of Allianz AG that coordinates global Allianz AG asset management activities. PIMCO Advisors and its subsidiaries are currently expected to continue to operate in the United States under their existing names.

                                                                      EXHIBIT B

                             SUBADVISORY AGREEMENT

   THIS AGREEMENT is made by and between OppenheimerFunds, Inc., a Colorado corporation (the "Adviser"), and OpCap Advisors, a Delaware general partnership (the "Subadviser"), as of the date set forth below.

                                    RECITAL

   WHEREAS, Oppenheimer Quest Value Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company;

   WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment adviser and engages in the business of acting as an investment adviser;

   WHEREAS, the Subadviser is registered under the Advisers Act as an investment adviser and engages in the business of acting as an investment adviser;

   WHEREAS, the Adviser has entered into an Investment Advisory Agreement as of November 5, 1997 with the Fund (the "Investment Advisory Agreement"), pursuant to which the Adviser acts as investment adviser with respect to the Fund; and

   WHEREAS, pursuant to Paragraph 2 of the Investment Advisory Agreement, the Adviser has retained and wishes to continue to retain the Subadviser for purposes of rendering investment advisory services to the Adviser in connection with the Fund upon the terms and conditions hereinafter set forth;

   NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

I. Appointment and Obligations of the Adviser.

   The Adviser hereby appoints the Subadviser to render, to the Adviser with respect to the Fund, investment research and advisory services as set forth below in Section II, under the supervision of the Adviser and subject to the approval and direction of the Fund's Board of Directors (the "Board"), and the Subadviser hereby accepts such appointment, all subject to the terms and conditions contained herein. The Subadviser shall, for all purposes herein, be deemed an independent contractor and shall not have, unless otherwise expressly provided or authorized, any authority to act for or represent the Fund in any way or otherwise to serve as or be deemed an agent of the Fund.

II.Duties of the Subadviser and the Adviser.

A. Duties of the Subadviser.

   The Subadviser shall regularly provide investment advice with respect to the Fund and shall, subject to the terms of this Agreement, continuously supervise the investment and reinvestment of cash, securities and instruments or other property comprising the assets of the Fund, and in furtherance thereof, the Subadviser's duties shall include:

    1. Obtaining and evaluating pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund, and whether concerning the individual issuers whose securities are included in the Fund or the activities in which such issuers engage, or with respect to securities which the Subadviser considers desirable for inclusion in the Fund's investment portfolio;

    2. Determining which securities shall be purchased, sold or exchanged by the Fund or otherwise represented in the Fund's investment portfolio and regularly reporting thereon to the Adviser and, at the request of the Adviser, to the Board;

    3. Formulating and implementing continuing programs for the purchases and sales of the securities of such issuers and regularly reporting thereon to the Adviser and, at the request of the Adviser, to the Board; and

    4. Taking, on behalf of the Fund, all actions that appear to the Subadviser necessary to carry into effect such investment program, including the placing of purchase and sale orders, and making appropriate reports thereon to the Adviser and the Board.

  B. Duties of the Adviser.

   The Adviser shall retain responsibility for, among other things, providing the following advice and services with respect to the Fund:

    1. Without limiting the obligation of the Subadviser to so comply, the Adviser shall monitor the investment program maintained by the Subadviser for the Fund to ensure that the Fund's assets are invested in compliance with this Agreement and the Fund's Registration Statement, as currently in effect from time to time; and

    2. The Adviser shall oversee matters relating to Fund promotion, including, but not limited to, marketing materials and the Subadviser's reports to the Board.

III. Representations, Warranties and Covenants.

  A. Representations, Warranties and Covenants of the Subadviser.

    1. Organization. The Subadviser is now, and will continue to be, a
       ------------
  general partnership duly formed and validly existing under the laws of its jurisdiction of formation, fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

    2. Registration. The Subadviser is registered as an investment adviser
       -------------
  with the Securities and Exchange Commission (the "SEC") under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on the Subadviser. The Subadviser shall maintain such registration or license in effect at all times during the term of this Agreement.

    3. Best Efforts. The Subadviser at all times shall provide its best
       -------------
  judgment and effort to the Adviser and the Fund in carrying out its obligations hereunder.

    4. Other Covenants. The Subadviser further agrees that:
       ----------------
      a. it will use the same skill and care in providing such services as it uses in providing services to other accounts for which it has investment management responsibilities;

      b. it will not make loans to any person to purchase or carry units of beneficial interest in the Fund or make loans to the Fund;

      c. it will report regularly to the Fund and to the Adviser and will make appropriate persons available for the purpose of reviewing with representatives of the Adviser on a regular basis the management of the Fund, including, without limitation, review of the general investment strategy of the Fund, economic considerations and general conditions affecting the marketplace;

      d. as required by applicable laws and regulations, it will maintain books and records with respect to the Fund's securities transactions and it will furnish to the Adviser and to the Board such periodic and special reports as the Adviser or the Board may reasonably request;

      e. it will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and will not use records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund or when so requested by the Fund or required by law or regulation;

      f. it will, on a continuing basis and at its own expense, (1) provide the distributor of the Fund (the "Distributor") with assistance in the distribution and marketing of the Fund in such amount and form as the Adviser may reasonably request from time to time, and (2) use its best efforts to cause the portfolio manager or other person who manages or is responsible for overseeing the management of the Fund's portfolio (the "Portfolio Manager") to provide marketing and distribution assistance to the Distributor, including, without limitation, conference calls, meetings and road trips, provided that each Portfolio Manager shall not be required to devote more than 10% of his or her time to such marketing and distribution activities;

      g. it will use its reasonable best efforts (i) to retain the services of the Portfolio Manager who manages the portfolio of the Fund, from time to time and (ii) to promptly obtain the services of a Portfolio Manager acceptable to the Adviser if the services of the Portfolio Manager are no longer available to the Subadviser;

      h. it will, from time to time, assure that each Portfolio Manager is acceptable to the Adviser;

      i. it will obtain the written approval of the Adviser prior to designating a new Portfolio Manager; provided, however, that, if the services of a Portfolio Manager are no longer available to the Subadviser due to circumstances beyond the reasonable control of the Subadviser (e.g., voluntary resignation, death or disability), the Subadviser may designate an interim Portfolio Manager who (a) shall be reasonably acceptable to the Adviser and (b) shall function for a reasonable period of time until the Subadviser designates an acceptable permanent replacement; and

      j. it will promptly notify the Adviser of any impending change in Portfolio Manager, portfolio management or any other material matter that may require disclosure to the Board, shareholders of the Fund or dealers.

  B. Representations, Warranties and Covenants of the Adviser.

    1. Organization. The Adviser is now, and will continue to be, duly
       ------------
  organized and in good standing under the laws of its state of incorporation, fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

    2. Registration. The Adviser is registered as an investment adviser with
       ------------
  the SEC under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed. The Adviser shall maintain such registration or license in effect at all times during the term of this Agreement.

    3. Best Efforts. The Adviser at all times shall provide its best judgment
       ------------
  and effort to the Fund in carrying out its obligations hereunder. For a period of five years from November 22, 1995, and subject to the Adviser's fiduciary obligations to the Fund and its shareholders, the Adviser will not recommend to the Board that the Fund be reorganized into another Fund unless the total net assets of the Fund are less than $100 million at the time of such reorganization.

IV. Compliance with Applicable Requirements.

   In carrying out its obligations under this Agreement, the Subadviser shall at all times conform to:

      A. all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder;

      B. the provisions of the registration statement of the Fund, as the same may be amended from time to time, under the Securities Act of 1933, as amended, and the 1940 Act;

    C. the provisions of the Fund's Articles of Incorporation or other governing document, as amended from time to time;

    D. the provisions of the By-laws of the Fund, as amended from time to time;

    E. any other applicable provisions of state or federal law; and

    F. guidelines, investment restrictions, policies, procedures or instructions adopted or issued by the Fund or the Adviser from time to time.

   The Adviser shall promptly notify the Subadviser of any changes or amendments to the provisions of B., C., D. and F. above when such changes or amendments relate to the obligations of the Subadviser.

V. Control by the Board.

   Any investment program undertaken by the Subadviser pursuant to this Agreement, as well as any other activities undertaken by the Subadviser with respect to the Fund, shall at all times be subject to any directives of the Adviser and the Board.

VI. Books and Records.

   The Subadviser agrees that all records which it maintains for the Fund on behalf of the Adviser are the property of the Fund and further agrees to surrender promptly to the Fund or to the Adviser any of such records upon request. The Subadviser further agrees to preserve for the periods prescribed by applicable laws, rules and regulations all records required to be maintained by the Subadviser on behalf of the Adviser under such applicable laws, rules and regulations, or such longer period as the Adviser may reasonably request from time to time.

VII. Broker-Dealer Relationships.

     A. Portfolio Trades.

     The Subadviser, at its own expense, and to the extent appropriate, in consultation with the Adviser, shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Subadviser, which may include, to the extent permitted by the Adviser and the Fund, brokers or dealers affiliated with the Subadviser. The Subadviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received.

     B. Selection of Broker-Dealers.

     With respect to the execution of particular transactions, the Subadviser may, to the extent permitted by the Adviser and the Fund, select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Adviser, Subadviser and the Board shall periodically review the commissions paid by the Fund to determine, among other things, if the commissions paid over representative periods of time were reasonable in relation to the benefits received.

   C. Soft Dollar Arrangements.

   The Subadviser may enter into "soft dollar" arrangements through the agency of third parties on behalf of the Adviser. Soft dollar arrangements for services may be entered into in order to facilitate an improvement in performance in respect of the Subadviser's service to the Adviser with respect to the Fund. The Subadviser makes no direct payments but instead undertakes to place business with broker-dealers who in turn pay third parties who provide these services. Soft dollar transactions will be conducted on an arm's-length basis, and the Subadviser will secure best execution for the Adviser. Any arrangements involving soft dollars and/or brokerage services shall be effected in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and the policies that the Adviser and the Board may adopt from time to time. The Subadviser agrees to provide reports to the Adviser as necessary for purposes of providing information on these arrangements to the Board.

VIII. Compensation.

      A. Amount of Compensation. The Adviser shall pay the Subadviser, as
         ----------------------
  compensation for services rendered hereunder, from its own assets, an annual fee, payable monthly, equal to 40% of the investment advisory fee collected by the Adviser from the Fund, based on the total net assets of the Fund existing as of November 22, 1995 (the "base amount"), plus 30% of the advisory fee collected by the Adviser, based on the total net assets of the Fund that exceed the base amount (the "marginal amount"), in each case calculated after any waivers, voluntary or otherwise.

      B. Calculation of Compensation. Except as hereinafter set forth,
         ---------------------------
  compensation under this Agreement shall be calculated and accrued on the same basis as the advisory fee paid to the Adviser by the Fund. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above.

      C. Payment of Compensation. Subject to the provisions of this paragraph,
         -----------------------
  payment of the Subadviser's compensation for the preceding month shall be made within 15 days after the end of the preceding month.

      D. Reorganization of the Fund. If the Fund is reorganized with another
         --------------------------
  investment company for which the Subadviser does not serve as an investment adviser or subadviser, and the Fund is the surviving entity, the subadvisory fee payable under this section shall be adjusted in an appropriate manner as the parties may agree.

IX. Allocation of Expenses.

   The Subadviser shall pay the expenses incurred in providing services in connection with this Agreement, including, but not limited to, the salaries, employment benefits and other related costs of those of its personnel engaged in providing investment advice to the Fund hereunder, including, without limitation, office space, office equipment, telephone and postage costs and other expenses. In the event of an "assignment" of this Agreement, other than an assignment resulting solely by action of the Adviser or an affiliate thereof, the Subadviser shall be responsible for payment of all costs and expenses incurred by the Adviser and the Fund relating thereto, including, but not limited to, reasonable legal, accounting, printing and mailing costs related to obtaining approval of Fund shareholders.

X. Non-Exclusivity.

   The services of the Subadviser with respect to the Fund are not to be deemed to be exclusive, and the Subadviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities, subject to the provisions of a certain Agreement Not to Compete dated as of November 22, 1995 among the Adviser, Oppenheimer Capital, the Subadviser and Quest For Value Distributors (the "Agreement Not to Compete"). It is understood and agreed that officers or directors of the Subadviser may serve as officers or directors of the Adviser or of the Fund; that officers or directors of the Adviser or of the Fund may serve as officers or directors of the Subadviser to the extent permitted by law; and that the officers and directors of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies (subject to the provisions of the Agreement Not to Compete) provided it is permitted by applicable law and does not adversely affect the Fund.

XI. Term.

   This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect, subject to Paragraphs XII.A and XII.B hereof and approval by the Fund's shareholders, until December 31, 2000.

XII. Renewal.

   Following the expiration of its initial term, the Agreement shall continue in full force and effect from year to year until November 22, 2005, provided that such continuance is specifically approved:

       A. at least annually (1) by the Board or by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (2) by the affirmative vote of a majority of the Directors who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a Director of the Fund), by votes cast in person at a meeting specifically called for such purpose; or

       B. by such method required by applicable law, rule or regulation then in effect.

XIII. Termination.

    A. Termination by the Fund. This Agreement may be terminated at any time,
       -----------------------
  without the payment of any penalty, by vote of the Board or by vote of a majority of the Fund's outstanding voting securities, on sixty (60) days' written notice. The notice provided for herein may be waived by the party required to be notified.

    B. Assignment. This Agreement shall automatically terminate in the event
       ----------
  of its "assignment," as defined in Section 2 (a) (4) of the 1940 Act. In the event of an assignment that occurs solely due to the change in control of the Subadviser (provided that no condition exists that permits, or, upon the consummation of the assignment, will permit, the termination of this Agreement by the Adviser pursuant to Section XIII. D. hereof), the Adviser and the Subadviser, at the sole expense of the Subadviser, shall use their reasonable best efforts to obtain shareholder approval of a successor Subadvisory Agreement on substantially the same terms as contained in this Agreement.

    C. Payment of Fees After Termination. Notwithstanding the termination of
       ---------------------------------
  this Agreement prior to the tenth anniversary of November 22, 1995, the Adviser shall continue to pay to the Subadviser the subadvisory fee for the term of this Agreement and any renewals thereof through such tenth anniversary, if: (1) the Adviser or the Fund terminates this Agreement for a reason other than the reasons set forth in Section XIII.D. hereof, provided the Investment Advisory Agreement remains in effect; (2) the Fund reorganizes with another investment company advised by the Adviser (or an affiliate of the Adviser) and for which the Subadviser does not serve as an investment adviser or subadviser and such other investment company is the surviving entity; or (3) the Investment Advisory Agreement terminates (i) by reason of an "assignment;" (ii) because the Adviser is disqualified from serving as an investment adviser; or (iii) by reason of a voluntary termination by the Adviser; provided that the Subadviser does not serve as the investment adviser or subadviser of the Fund after such termination of the Investment Advisory Agreement. The amount of the subadvisory fee paid pursuant to this section shall be calculated on the basis of the Fund's net assets measured at the time of such termination or such reorganization. Notwithstanding anything to the contrary, if the Subadviser terminates this Agreement or if this Agreement is terminated by operation of law, due solely to an act or omission by the Subadviser, Oppenheimer Capital ("OpCap") or their respective partners, subsidiaries, directors, officers, employees or agents (other than by reason of an "assignment"of this Agreement), then the Adviser shall not be liable for any further payments under this Agreement, provided, however, that if at any time prior to the end of the term of the Agreement Not to Compete any event that would have permitted the termination of this Agreement by the Adviser pursuant to
  Section XIII. D. (3) hereof occurs, the Adviser shall be under no further obligation to pay any subadvisory fees.

    D. Termination by the Adviser. The Adviser may terminate this Agreement without penalty and without the payment of any fee or penalty, immediately after giving written notice, upon the occurrence of any of the following events:

        1. The Fund's investment performance of the Fund's Class A shares compared to the appropriate universe of Class A shares (or their equivalent), as set forth on Schedule D-1, as amended from time to time, ranks in the bottom quartile for two consecutive calendar years (beginning with the calendar year 1995) and earns a Morningstar three-year rating of less than three (3) stars at the time of such termination; or

        2. Any of the Subadviser, OpCap, their respective partners, subsidiaries, affiliates, directors, officers, employees or agents engages in an action or omits to take an action that would cause the Subadviser or OpCap to be disqualified in any manner under Section 9(a) of the 1940 Act, if the SEC were not to grant an exemptive order under
    Section 9(c) thereof or that would constitute grounds for the SEC to deny, revoke or suspend the registration of the Subadviser as an investment adviser with the SEC;

        3. Any of OpCap, the Subadviser, their respective partners, subsidiaries, affiliates, directors, officers, employees or agents causes a material violation of the Agreement Not to Compete which is not cured in accordance with the provisions of that agreement; or

        4. The Subadviser breaches the representations contained in Paragraph III.A.4.i. of this Agreement or any other material provision of this Agreement, and any such breach is not cured within a reasonable period of time after notice thereof from the Adviser to the Subadviser.
    However, consistent with its fiduciary obligations, for a period of seven months the Adviser will not terminate this Agreement solely because the Subadviser has failed to designate an acceptable permanent replacement to a Portfolio Manager whose services are no longer available to the Subadviser due to circumstances beyond the reasonable control of the Subadviser, provided that the Subadviser uses its reasonable best efforts to promptly obtain the services of a Portfolio Manager acceptable to the Adviser and further provided that the Adviser has not unreasonably withheld approval of such replacement Portfolio Manager.

    E. Transactions in Progress upon Termination. The Adviser and Subadviser will cooperate with each other to ensure that portfolio or other transactions in progress at the date of termination of this Agreement shall be completed by the Adviser in accordance with the terms of such transactions, and to this end the Subadviser shall provide the Adviser with all necessary information and documentation to secure the implementation thereof.

XIV. Non-Solicitation.

   During the term of this Agreement, the Adviser (and its affiliates under its control) shall not solicit or knowingly assist in the solicitation of any Portfolio Manager of the Fund or any portfolio assistant of the Fund then employed by the Subadviser or OpCap, provided, however, that the Adviser (or its affiliates) may solicit or hire any such individual who (A) the Subadviser or OpCap (or its affiliates) has terminated or (B) has voluntarily terminated his or her employment with the Subadviser, OpCap (or its affiliates) without inducement of the Adviser (or its affiliates under its control) prior to the time of such solicitation. Advertising in general circulation newspapers or industry newsletters by the Adviser shall not constitute "inducement" by the Adviser (or its affiliates under its control).

XV. Liability of the Subadviser.

   In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Subadviser or any of its officers, directors or employees, the Subadviser shall not be subject to liability to the Adviser for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security; provided, however, that the foregoing shall not be construed to relieve the Subadviser of any liability it may have arising under the Agreement Not to Compete or the Acquisition Agreement dated August 17, 1995, among the Subadviser, the Adviser and certain affiliates of the Subadviser.

XVI. Notices.

   Any notice or other communication required or that may be given hereunder shall be in writing and shall be delivered personally, telecopied, sent by certified, registered or express mail, postage prepaid or sent by national next-day delivery service and shall be deemed given when so delivered personally or telecopied, or if mailed, two days after the date of mailing, or if by next-day delivery service, on the business day following delivery thereto, as follows or to such other location as any party notifies any other party:

   A. if to the Adviser, to:

      OppenheimerFunds, Inc.
      Two World Trade Center
      New York, New York 10048-0203
      Attention: Andrew J. Donohue
             Executive Vice President and General Counsel
      Telecopier: 212-321-1159

   B. if to the Subadviser, to:

      OpCap Advisors
      c/o Oppenheimer Capital
      225 Liberty Street
      New York, New York 10281
      Attention: Francis C. Poli
             Secretary
      Telecopier: 212-349-4759

XVII. Questions of Interpretation.

   This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (without regard to any conflicts of law principles thereof). Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

XVIII. Form ADV--Delivery.

   The Adviser hereby acknowledges that it has received from the Subadviser a copy of the Subadviser's Form ADV, Part II as currently filed, at least 48 hours prior to entering into this Agreement and that it has read and understood the disclosures set forth in the Subadviser's Form ADV, Part II.

XIX. Miscellaneous.

   The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

XX. Counterparts.

   This Agreement may be executed in counterparts, each of which shall constitute an original and both of which, collectively, shall constitute one agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be
executed in duplicate by their respective officers as of the      day of
     , 2000.

                                          OPPENHEIMERFUNDS, INC.

                                          By: _________________________________

                                          OPCAP ADVISORS

                                          By: _________________________________

                               SCHEDULE XIII.D.1

   The universe of funds to which Class A shares of funds subadvised by OpCap Advisors will be compared to so that it can be determined in which quartile the performance ranks shall consist of those funds with the same Lipper investment objective being offered as the only class of shares of such fund or, in the case where there is more than one class of shares being offered, with a front-end load (typically referred to as Class A shares).

   The present Lipper investment objective categories for the funds are:

           Fund                                                  Lipper Category
           ----                                                  ---------------
   Oppenheimer Quest Value Fund, Inc. ..........................
   Oppenheimer Quest Global Value Fund, Inc. ...................
   Oppenheimer Quest Opportunity Value Fund.....................
   Oppenheimer Quest Small Cap Value Fund.......................
   Oppenheimer Quest Balanced Value Fund........................
   Oppenheimer Quest Capital Value Fund, Inc. ..................

                                                                      EXHIBIT C

                     INFORMATION ON OTHER FUNDS SUBADVISED
                          BY OPCAP ADVISORS ("OPCAP")

                           Approximate Net Assets as of    Management Fee Rate as of
      Name of Fund          Most Recent Fiscal Year End   Most Recent Fiscal Year End*
      ------------        ------------------------------- ----------------------------
Oppenheimer Quest Small
 Cap Value Fund.........  $  254,966,726 (as of 10/31/99)    1.00% (as of 10/31/99)
Oppenheimer Quest
 Opportunity Value
 Fund...................  $4,272,899,751 (as of 10/31/99)    0.86% (as of 10/31/99)
Oppenheimer Quest Global
 Value Fund, Inc. ......  $  547,623,880 (as of 11/30/99)    0.74% (as of 11/30/99)
Oppenheimer Quest
 Capital Value Fund,
 Inc. ..................  $  245,260,344 (as of 10/31/99)    1.00% (as of 10/31/99)

-------
* With respect to each of Oppenheimer Quest Small Cap Value Fund, Oppenheimer Quest Opportunity Value Fund and Oppenheimer Quest Global Value Fund, Inc., the subadvisory fee paid by the Manager to OpCap is equal to 40% of the investment advisory fee collected by the Manager from the Fund based on the total net assets of the Fund as of November 22, 1995 (the "Base Amount") plus 30% of the investment advisory fee collected by the Manager based on the total net assets of the Fund that exceed the Base Amount.

  With respect to Oppenheimer Quest Capital Value Fund, Inc., the fee paid to OpCap is equal to 40% of the investment advisory fee collected by the Manager from the Fund based on the total net assets of the Fund as of February 28, 1997 (and the remaining 120 days later) (the "Base Amount") plus 30% of the investment advisory fee collected by the Manager based on the total net assets of the Fund that exceed the Base Amount.

                      OPPENHEIMER QUEST VALUE FUND, INC.

               SPECIAL MEETING OF SHAREHOLDERS - MARCH 17, 2000

                                     PROXY

     The undersigned hereby appoints Andrew J. Donohue, Robert Bishop, Scott Farrar and Brian W. Wixted, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of the Oppenheimer Quest Value Fund, Inc. on March 17, 2000 at 10:00 a.m., Denver time, 6803 South Tucson Way, Englewood, Colorado, 80112, and at any adjournment thereof, on the proposal set forth in the Notice of Special Meeting of Shareholders dated February ___, 2000:


     This Proxy is solicited by the Directors. The Directors recommend a vote FOR the proposal listed on the reverse side hereof. The shares represented
---
hereby will be voted as indicated or FOR if no choice is indicated.
                                     ---



                        (Continued, and to be dated and signed on reverse side.)

1. TO APPROVE A NEW SUBADVISORY AGREEMENT BETWEEN OPPENHEIMERFUNDS, INC. AND OPCAP ADVISORS:

          [_]   FOR         [_]   AGAINST          [_} ABSTAIN



and in their discretion in the transaction of any other business which may properly come before the meeting.

                                           Please sign personally. If the share
                                           is registered in more than one name,
                                           each joint owner or each fiduciary
                                           should sign personally. Only
                                           authorized officers should sign for
                                           corporations.

                                           Dated:______________________________


                                           ____________________________________
                                                        (Signature)

                                           ____________________________________
                                                        (Signature)



IMPORTANT: Please Mark, Sign, Date and Return the Proxy Card in the Enclosed Envelope.